Exhibit 10.2

CODERE NEWCO, S.A.U.

AND

CODERE ONLINE LUXEMBOURG, S.A.

CONTRIBUTION AND EXCHANGE AGREEMENT For the contribution of shares OF Servicios de Juego Online, S.A.U. by CODERE NEWCO, S.A.U. TO CODERE ONLINE LUXEMBOURG, S.A.

1.	DEFINITIONS	4
2.	CAPITALISATION	5
3.	CONTRIBUTION AMOUNT	6
4.	REPRESENTATION AND WARRANTIES	6
5.	COMPLETION	8
6.	VARIATION, ASSIGNMENT	9
7.	SEVERABILITY	9
8.	NOTICES	10
9.	SURVIVAL OF CLOSING	11
10.	COUNTERPARTS	11
11.	DISCLOSURE	11
12.	GOVERNING LAW AND JURISDICTION	11

THIS CONTRIBUTION AND EXCHANGE AGREEMENT is made on 21 June 2021

BETWEEN:

(1)	Codere Newco, S.A.U., a limited liability stock company (sociedad anónima) incorporated under the Laws of the Kingdom of Spain, with registered domicile at Avenida de Bruselas 26, 28108, Alcobendas, Madrid, Spain and with Tax Identification Number A-87.172.003 (the “Contributor” or “Parent”); and

(2)	Codere Online Luxembourg, S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 7, rue Robert Stümper, L-2557 Luxembourg, Grand Duchy of Luxembourg, and being registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B255798 (“Holdco”);

The Contributor and Holdco are together referred to hereafter as the “Parties”, and each a “Party”.

IN THE PRESENCE OF:

(3)	Servicios de Juego Online, S.A.U., a limited liability stock company (sociedad anónima) incorporated under the Laws of the Kingdom of Spain, with registered domicile at Avenida de Bruselas 26, 28108, Alcobendas, Madrid, Spain and with Tax Identification Number A-88.102.009 (the “Company”).

WHEREAS:

(A)	The Contributor is currently the sole shareholder of Holdco and of the Company.

(B)	Holdco is currently the sole shareholder of Codere Online U.S. Corp., a Delaware corporation (“Merger Sub”).

(C)	The Contributor, Holdco, Merger Sub and the Company intend to participate in a business combination transaction (the “BC Transaction”) with DD3 Acquisition Corp. II, a Delaware corporation (“SPAC”) pursuant to which, among other things:

a)	in a first step, the Contributor will effect the Contribution (as defined below) by contributing all its shares in the Company to Holdco in exchange for ordinary shares of Holdco,

b)	further to the completion of the Contribution (as defined below), Holdco shall be the sole shareholder of the Company and the Contributor shall remain the sole shareholder of Holdco,

c)	not earlier than one business day after the completion of the Contribution, Merger Sub will merge with and into SPAC, with SPAC surviving such merger and becoming a direct subsidiary of Holdco (the “Merger”) and in connection with the Merger, all shares of SPAC class A common stock issued and outstanding immediately prior to the Merger shall be contributed to Holdco against the issuance of new ordinary shares of Holdco, so that as a result, Holdco shall become the sole shareholder of SPAC.

(D)	In connection with the implementation of the first step of the BC Transaction, the Parties agree that the Contributor will contribute to Holdco the Contributed Shares (as defined below), in exchange for the New Shares (as defined below) to be issued as consideration of such contribution in kind (the “Contribution”).

(E)	Holdco, pursuant to a share capital increase (the “Capital Increase”), will issue the New Shares (as defined below) to be subscribed by the Contributor, as consideration for the Contribution.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS

1.1	In this Agreement where the context so admits the following words and expressions shall have the following meanings:

“Agreement”	means this contribution and exchange agreement.
“Articles of Incorporation”	means the articles of incorporation of Holdco, as amended from time to time.
“BCA”	means the business combination agreement entered into by DD3 Acquisition Corp II, the Contributor, the Company, Merger Sub and Holdco, on 21 June 2021.
“BC Transaction”	has the meaning ascribed to it in Recital (C).
“Business Day”	means a day (other than a Saturday or Sunday or any bank holiday) on which commercial banks are generally open for business in Luxembourg.
“Capital Increase”	has the meaning ascribed to it in Recital (E).
“Company”	has the meaning ascribed to it in the Preamble.
“Contributed Shares”	means all the ordinary nominative shares (acciones nominativas), of one Euro (EUR 1.00) of nominal value each, held by the Contributor in the Company, as of the Contribution Date, and representing 100% of the share capital of the Company.
“Contribution”	has the meaning ascribed to it in Recital (D).
“Contribution Amount”	has the meaning ascribed to it in Clause 3.

“Contribution Date”	means the date of the extraordinary general meeting of the sole shareholder of Holdco to be held before a Luxembourg notary, resolving upon the issue of the New Shares in exchange for the Contribution in the framework of the Capital Increase, such meeting to be held at least one business day prior to the proposed date of effectiveness of the Merger.
“Contributor”	has the meaning ascribed to it in the Preamble.
“Encumbrance”	means a mortgage, charge, pledge, lien, option, restriction, right of appropriation, right of first refusal, right of pre-emption, third party right or interest, other encumbrance or security interest of any kind, or another type of preferential arrangement having similar effect.
“Holdco”	has the meaning ascribed to it in the Preamble.
“Merger”	has the meaning ascribed to it in Recital (C).
“Merger Sub”	has the meaning ascribed to it in Recital (B).
“New Shares”	means up to a maximum amount, pursuant to the terms of the BCA, of thirty million (30,000,000) new ordinary shares to be issued in registered form on the Contribution Date by Holdco and to be fully paid up by the Contribution, each share having a nominal value of one euro (EUR 1.-) and all having the same rights and obligations as set out in the Articles of Incorporation as amended from time to time.
“Parent”	has the meaning ascribed to it in the Preamble.
“Parties”	has the meaning ascribed to it in the Preamble.
“Report”	has the meaning ascribed to it in Clause 3.
“SPAC”	has the meaning ascribed to it in Recital (C).
1.2	The headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

1.3	Any capitalized terms not expressly defined herein shall have the meaning ascribed to them in the BCA. Furthermore, where there is any conflict between the terms and conditions of this Agreement and those included in the BCA, the BCA shall prevail unless stated otherwise in this Agreement.

2.	CAPITALISATION

2.1	The Contributor agrees and undertakes to contribute to Holdco the Contributed Shares on the Contribution Date, free of any Encumbrance, and to vote in favour of any resolution at the shareholder’s meeting of Holdco approving the Contribution and the issuance of the New Shares.

2.2	The Contributor agrees and undertakes, on the Contribution Date, to subscribe to the New Shares and to fully pay them up by the contribution in kind consisting of the Contributed Shares, and Holdco agrees and undertakes to issue on the Contribution Date, the New Shares to the Contributor, as consideration for such Contribution. The difference between the aggregate nominal value of the New Shares and the subscription price corresponding to the total value of the Contribution will be allocated to the share premium account of Holdco attached to these New Shares, subject to the terms of this Agreement.

3.	CONTRIBUTION AMOUNT

In accordance with the terms of the BCA, the value of the Contribution is expected to amount in aggregate to USD $300,000,000 (three hundred million United States Dollars (the “Contribution Amount”)), representing the aggregate value of the Contributed Shares which valuation shall be confirmed in a valuation report to be prepared and issued on the Contribution Date by a Luxembourg réviseur d’entreprises (the “Auditor”) engaged by the Contributor in compliance with the provisions of articles 420-10 and 420-23 of the Luxembourg law of 10 August 1915 on commercial companies, as amended from time to time (the “Report”).

4.	REPRESENTATION AND WARRANTIES

4.1	Holdco hereby represents and warrants to the Contributor on the date of this Agreement that:

a.	it has the right, power and authority, and has taken all action necessary, to execute, deliver and exercise its rights, and perform its obligations, under this Agreement;

b.	it is duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg, with full power and authority to conduct its business as presently carried on, and is lawfully qualified to do business in those jurisdictions in which business is conducted by it;

c.	it is not involved in court proceedings for the purposes of bankruptcy, liquidation, winding-up or transfer of assets to creditors, and there are no facts or circumstances known to Holdco as at the date hereof, which could lead to such court proceedings; and

d.	it will undertake all the necessary steps to give effect to the Contribution.

4.2	The Contributor hereby represents and warrants to Holdco on the date of this Agreement and on the Contribution Date that:

a.	it has the right, power and authority, and has taken all action necessary, to execute, deliver and exercise its rights, and perform its obligations, under this Agreement;

b.	it is duly incorporated, and validly existing under the laws of the Kingdom of Spain, with full power and authority to conduct its business as presently carried on, and is lawfully qualified to do business in those jurisdictions in which business is conducted by it;

c.	it is not involved in court proceedings (voluntary or mandatory) for the purposes of bankruptcy, liquidation, winding-up or transfer of assets to creditors, and there are no facts or circumstances known to the Contributor as at the date hereof, which could lead to such court proceedings;

d.	no receiver or trustee has been appointed in respect of the whole or any part of the property or assets of the Contributor, nor has any such order been made (including, in any relevant jurisdiction, any other by which during the period it is in force the affairs, business and asset of the Contributor are managed by a person appointed for the purpose by any Governmental Authority);

e.	it has not taken any steps with a view to a suspension of payments or moratorium of any indebtedness or for the granting of pre-insolvency protection (as per Section 583 et seq. of the Spanish Insolvency Act or as per any other applicable Laws) or is insolvent or unable to pay its debts as they become due;

f.	it will undertake all the necessary steps to give effect to the Contribution as set out in this Agreement and in the BCA;

g.	it is the sole owner of the Contributed Shares and has the full right to sell, contribute, transfer and assign the Contributed Shares to Holdco free and clear from any Encumbrances;

h.	there is no Encumbrance, and there is no agreement, arrangement or obligation to create or give an Encumbrance, in relation to any of the Contributed Shares;

i.	the Company is duly incorporated and validly existing under the laws of the Kingdom of Spain, with full power and authority to conduct its business as presently carried on, and is lawfully qualified to do business in those jurisdictions in which business is conducted by it;

j.	the Company is not involved in court proceedings for the purposes of bankruptcy, liquidation, winding-up or transfer of assets to creditors, and there are no facts or circumstances known to the Contributor as at the date hereof, which could lead to such court proceedings;

k.	no receiver or trustee has been appointed in respect of the whole or any part of the property or assets of the Company, nor has any such order been made (including, in any relevant jurisdiction, any other by which during the period it is in force the affairs, business and asset of the Company are managed by a person appointed for the purpose by any Governmental Authority);

l.	the Company has not taken any steps with a view to a suspension of payments or moratorium of any indebtedness or for the granting of pre-insolvency protection; (as per Section 583 et seq. of the Spanish Insolvency Act or as per any other applicable Laws) or has made or is negotiating any voluntary arrangement with any of its creditors or is insolvent or unable to pay its debts as they become due;

m.	Each of the Contributor and the Company are in good standing from a Spanish commercial registry perspective and neither of them is subject to any mandatory cause for dissolution pursuant to Section 363 of the Spanish Companies Act. Each of the Contributor and the Company are and following the Contribution will continue to be in full compliance with the equity ratio set forth in Section 363.1(e) of the Spanish Companies Act;

n.	the execution and delivery by the Contributor of this Agreement and the execution of the Contribution will not, subject to the receipt of the Codere Bondholders Consent, (i) conflict with or violate the memorandum of association, articles of association, registration statement, certificate of incorporation, by-laws or any equivalent organizational documents of the Contributor or the Company, (ii) conflict with or violate any Law applicable to or any permit held by the Contributor or the Company or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of the Company, except with respect to clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences which would not have a Company Material Adverse Effect; and

o.	the execution and delivery by the Contributor of this Agreement does not, and the performance of this Agreement by the Contribution will not, require any consent, approval, authorization or permit of, or filing with or notification to, a Governmental Authority, except as indicated in the BCA.

5.	COMPLETION

5.1	Completion of the Contribution shall take place on the Contribution Date.

5.2	On or prior to the Contribution Date, the Contributor shall take all such actions (or as the case may be cause all such actions to be taken) and perform (or as the case may be cause to be performed) all formalities which may be legally and/or contractually required in order to procure the issuance by the Auditor, on or prior to the Contribution Date, of the Report confirming the Contribution Amount as of the Contribution Date.

5.3	Completion of the Contribution, and any and all obligations of the parties under this Agreement and/or in connection with the contemplated Contribution shall be conditional upon the issuance of the Report by the Auditor, on or prior to the Contribution Date, confirming the Contribution Amount as of the Contribution Date.

5.4	The Contributor shall transfer the Contributed Shares, free of any Encumbrance and execute all transfer or assignment agreements and do all such other things as are necessary to carry out such Contribution and Holdco shall issue the New Shares to the Contributor in accordance with the stipulations of Clause 2.2 above.

5.5	Between the Parties, the ownership to the Contributed Shares and all the rights attached thereto shall be transferred from the Contributor to Holdco at the Contribution Date.

5.6	The Contributed Shares are transferred with all rights attaching or accruing to the Contribution now or after the Contribution Date and free from any Encumbrance.

5.7	Following the issue of the New Shares to the Contributor:

a.	Holdco shall register the issue of the New Shares in its share register and a public deed documenting the Contribution will be granted before a Notary Public in Spain. The Contributor shall cause the Notary Public in Spain to register the transfer in the incorporation deed of the Company which evidences the Contributor’s ownership of the Contributed Shares;

b.	the Company shall register Holdco as its new sole shareholder in its shareholder registry book (“libro registro de acciones nominativas”) and shall issue new stock certificates to Holdco;

c.	the Company shall grant a public deed (in terms which are satisfactory to Holdco) before a Notary Public of its choice to declare a change in its sole shareholder (“cambio de accionista único”) which shall be filed with the commercial registry; and

d.	Holdco shall deliver a duly completed D1-A form to the Spanish secretary of commerce.

5.8	Following completion of the Contribution on the Contribution Date, documentation as to the completion of the Contribution shall be sent to the Company.

5.9	Each Party shall do and execute, or arrange for the doing and executing of, each necessary act, document or thing to implement and to carry out its obligations under this Agreement.

6.	VARIATION, ASSIGNMENT

6.1	No variation of this Agreement (or of any of the documents referred to in this Agreement) shall be valid unless it is in writing and signed by or on behalf of each of the Parties to it.

6.2	Unless expressly agreed, no variation shall constitute a general waiver of any provisions of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Agreement which have already accrued up to the date of variation, and the rights and obligations of the Parties under or pursuant to this Agreement shall remain in full force and effect, except and only to the extent that they are so varied.

6.3	Neither Party shall, without the prior written consent of the other Party, assign or transfer any of its rights under this Agreement

7.	SEVERABILITY

If any of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired and the invalid, illegal or unenforceable provision shall be automatically reformed so as to be valid, legal and enforceable while as nearly as possible preserving the agreed upon intent thereof.

8.	NOTICES

8.1	Any notice or other communication to be given by one Party to the other under, or in connection with, this Agreement shall be in writing and signed by or on behalf of the Party giving it.

8.2	It shall be served by delivering it by hand, or sending it by pre-paid recorded delivery, special delivery or registered post, to the address set out in Clause 8.3 and in each case marked for the attention of the relevant Party set out in Clause 8.3 (or as otherwise notified from time to time in accordance with the provisions of this Clause 8). Any notice so served by hand or post shall be deemed to have been duly given:

–	in the case of delivery by hand, when delivered; and

–	in the case of prepaid recorded delivery, special delivery or registered post, at 10 a.m. Luxembourg time on the second Business Day following the date of posting;

provided that in each case where delivery by hand occurs after 6 p.m. Luxembourg time on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9 a.m. Luxembourg time on the next following Business Day.

8.3	The addresses of the Parties for the purpose of Clause 8 are as follows:

Contributor:	Codere Newco, S.A.U.
Address:	Avenida de Bruselas 26, 28108, Alcobendas, Madrid, Spain
Attention:	Angel Corzo (angel.corzo@codere.com)

Holdco:	Codere Online Luxembourg, S.A.
Address:	7, rue Robert Stümper, L-2557 Luxembourg Grand Duchy of Luxembourg
Attention:	Board of directors
8.4	A Party may notify the other Party to this Agreement of a change to its name, relevant addressee, address for the purposes of this Clause 8, provided that such notice shall only be effective on:

–	the date specified in the notice as the date on which the change is to take place; or

–	if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date following five Business Days after notice of any change has been given.

9.	SURVIVAL OF CLOSING

9.1	Notwithstanding Section 11.02 of the BCA, the representations, warranties, obligations, agreements and covenants in this Agreement shall survive the Merger and the closing of the transactions under the BCA.

10.	COUNTERPARTS

10.1	This Agreement may be executed in any number of counterparts and by the Parties to it on separate counterparts, each of which is an original but all of which together constitute one and the same instrument.

10.2	Delivery of an executed counterpart signature page of this Agreement by email (PDF) or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

11.	DISCLOSURE

11.1	The Parties understand that the terms and conditions of this Agreement may be brought to the attention of the general public, in particular due to the Holdco’s expected listing on Nasdaq and required filings with the U.S. Securities and Exchange Commission. The Parties shall disclose terms and conditions of this Agreement pursuant to any regulatory requirements and law applicable thereto.

11.2	The Parties confirm their agreement in connection with the above.

12.	GOVERNING LAW AND JURISDICTION

12.1	This Agreement shall be governed by and construed in accordance with the laws of the Grand Duchy of Luxembourg.

12.2	The courts of Luxembourg have jurisdiction to hear and decide any action or proceedings which may arise in connection with this Agreement and, for this purpose, each Party irrevocably submits to the jurisdiction of the courts of Luxembourg.

12.3	This Agreement constitutes the entire agreement between the Parties hereto.

SIGNATURE PAGE

CODERE NEWCO, S.A.U.

/s/ Vicente Di Loreto
Name:	Vicente Di Loreto
Title:	Authorized Signatory

CODERE ONLINE LUXEMBOURG, S.A.

/s/ Óscar Iglesias Sánchez
Name:	Óscar Iglesias Sánchez
Title:	Authorized Signatory

The Company notes and accepts the Contribution of the Contributed Shares by the Contributor to Holdco pursuant to the above Agreement. Terms used in the Agreement will have the same meaning in this statement.

Servicios de Juego Online, S.A.U.

/s/ Óscar Iglesias Sánchez		/s/ Ángel Corzo Uceda
Name:	Óscar Iglesias Sánchez	Name:	Ángel Corzo Uceda
Title:	Director	Title:	Director

[Signature Page to Contribution and Exchange Agreement]